As filed with the Securities and Exchange Commission on May 7, 1999
                                                    Registration  No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                  US LEC CORP.
             (Exact name of Registrant as specified in its Charter)

     DELAWARE                                        56-2065535
     (State or other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

  401 NORTH TRYON STREET, SUITE 1000
      CHARLOTTE, NORTH CAROLINA                           28202
  (Address of principal executive offices)               (Zip Code)

                               -------------------

                                  US LEC CORP.
                             1998 OMNIBUS STOCK PLAN
                           (Full title of the Plan(s))
                               -------------------

                              AARON D. COWELL, JR.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                  US LEC CORP.
                       401 NORTH TRYON STREET, SUITE 1000
                         CHARLOTTE, NORTH CAROLINA 28202
                     (Name and Address of Agent for Service)

                                 (704) 319-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            BARNEY STEWART III, ESQ.
                             MOORE & VAN ALLEN, PLLC
                          NATIONSBANK CORPORATE CENTER
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003
                                 (704) 331-1000
                               ------------------
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                         CALCULATION OF REGISTRATION FEE
========================================================================================================

 Title of Securities     Amount to be        Proposed Maximum     Proposed Maximum
  to be Registered        Registered        Offering Price Per        Aggregate          Amount of
                                                 Share(1)          Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------

Class A Common Stock    700,000 shares            $22.41             $14,987,000           $4,167
========================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based upon the average of the high and low prices reported by Nasdaq on May 4, 1999.

                                EXPLANATORY NOTE

        This Registration Statement covers (i) 700,000 shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of US LEC Corp. (the "Company" or the "Registrant") reserved for issuance under the Company's 1998 Omnibus Stock Plan (the "Plan"). Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

           (a) The contents of the Company's Registration Statement on Form S-8, Commission File No. 333-61617, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein;

           (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

           (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

        In addition, all documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS

EXHIBIT NO.        DESCRIPTION OF DOCUMENT

 5                 Opinion of Moore & Van Allen, PLLC

 23.1              Consent of Deloitte & Touche, LLP

 23.2 Consent of Moore & Van Allen, PLLC (included in the opinion filed as Exhibit No. 5)

 24.1              Power of Attorney (included on the signature page.)

ITEM 9.  UNDERTAKINGS

        (a)  The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution previously not disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 7, 1999.

                                   US LEC CORP.


                                   By: /S/ AARON D. COWELL, JR.
                                       Aaron D. Cowell, Jr.
                                       Executive Vice President General Counsel
                                         and Corporate Secretary


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Aaron
D. Cowell, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacity, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

                                       3
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
                 SIGNATURE                                 TITLE                        DATE
                 ---------                                 -----                        ----

/S/ RICHARD T. AAB                            Chairman, Chief Executive             May 7, 1999
---------------------------                   Officer and Director
Richard T. Aab

/S/ TANSUKH V. GANATRA                        President, Chief Operating            May 7, 1999
---------------------------                   Officer and Director
Tansukh V. Ganatra

/S/ AARON D. COWELL, JR.                      Executive Vice President,             May 7, 1999
---------------------------                   General Counsel and Corporate
Aaron D. Cowell, Jr.                          Secretary


/S/ MICHAEL K. ROBINSON                       Executive Vice President and          May 7, 1999
---------------------------                   Chief Financial Officer
Michael K. Robinson

/S/ DAVID M. FLAUM                            Director                              May 7, 1999
---------------------------
David M. Flaum

/S/ STEVEN L. SCHOONOVER                      Director                              May 7, 1999
---------------------------
Steven L. Schoonover

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